EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of March 1, 1998, by and between Candie's Inc., a Delaware corporation with an address at 2975 Westchester Avenue, Purchase, New York (the "Company"), and David Golden, an individual residing at 25 Woodmont Road, Melville, NY 11747 (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the parties desire to enter into this agreement to reflect their mutual agreements with respect to the employment of the Executive by the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby mutually agree as follows:

          Section 1. Employment. The Company hereby employs Executive, and the Executive hereby accepts such employment, as the Company's Senior Vice President and Chief Financial Officer, pursuant to the terms and conditions set forth in this Agreement.

          Section 2. Duties. The Executive shall serve as the Company's Senior Vice President and Chief Financial Officer and shall be responsible for and perform all tasks, activities and duties normally inherent in such capacity and which are customary for such position, including without limitation,
     (i) assisting in the day-to-day business operations of the Company and such executive and administrative duties as may be reasonably assigned by the Chief Executive Officer or the Chief Operating Officer in furtherance of the Company's business, (ii) the hiring, supervising and terminating of personnel involved in the finance department of the Company, (iii) communicating with the investors and the financial community, (iv) managing the financial activities of the Company, and (v) overseeing the Company's independent auditors. Throughout the Term (as hereinafter defined),the Executive shall devote his best efforts and full business time to the business and affairs of the Company and its affiliates; provided however, that the Executive may serve on certain advisory boards and boards of directors of charitable organizations in the sole discretion of the Chief Executive Officer of the Company. The Executive shall report directly to the Chief Executive Officer of the Company and receive direction and supervision from the Chief Operating Officer.



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          Section 3. Term of Employment; Vacation.

          3.1 Term. The initial term of the Executive's employment shall be for a period of two years commencing March 1, 1998 ( the "Start Date" and "Anniversary Date") and, continue, unless earlier terminated by either party in accordance with the terms herewith (such term of employment is referred to hereinafter as the "Term"). Upon expiration of the initial Term, this Agreement shall be automatically renewed for successive renewal terms of two years at compensation levels and conditions mutually acceptable to the parties, unless not less than 120 days prior to the expiration of the initial or any renewal Term either the Company or the Executive notifies the other of its or his election not to renew this Agreement. In the event that the Company elects not to renew this Agreement, the Company shall pay Executive, as severance, for two (2) months of Base Salary following the end of the Term.

          3.2 Vacation. The Executive shall be entitled to four (4) weeks paid vacation during each year falling within the Term. Vacations shall be taken at such times as the Executive and the Company determine is consistent with the proper performance of his duties and responsibilities hereunder. For purposes hereof, the term "year" shall mean each twelve month period commencing on the Start Date.

          Section 4. Compensation of Executive.

          4.1 Salary. The Company shall remunerate the Executive at an annual base salary (the "base salary") of Two Hundred Twenty Five Thousand Dollars ($225,000) during the first year of the initial Term. The Base Salary shall be increased to Two Hundred Fifty Thousand Dollars ($250,000) on the first Anniversary Date. Any further increase shall be in the sole discretion of the Chief Executive Officer and/or the Compensation Committee of the Board of Directors (the "Compensation Committee"). All salaries payable to Executive shall be paid at such regular weekly, biweekly or semi-monthly time or times as the Company makes payment of its regular payroll in the regular course of business.

          4.2 Bonuses; Options.

          (a) Each year during the Term, the Company shall pay to the Executive a bonus (the "Bonus") of not less than 1/2% (.5%) of the Company's annual pre-tax income, as

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     reported by the Company in filings  made with the  Securities  and Exchange
     Commission or, if the Company is no longer subject to the reporting requirements of the Federal Securities Laws, as would have been required by the Securities and Exchange Commission. The Bonus shall be payable within 120 days from the end of the Company's fiscal year. Additional Bonuses, if any, may be determined by the Compensation Committee based upon established targets for financial and qualitative performance criteria established by it. The Bonus shall be pro rated during any period where the Executive has not worked for the Company for the entire fiscal year to which the Bonus relates. The Compensation Committee may determine that such Additional Bonuses, if any, be paid in cash or options, or any combination thereof.

          (b) Upon the execution of this Agreement, the Executive shall receive stock options (the "Options") exercisable for 125,000 shares of the Company's common stock, per .001 per share, exercisable for a period of five (5) years at the closing sales price on February 5, 1998 (i.e., $ ). The Options shall vest and first become exercisable as follows; 25,000 shares on the Start Date, 50,000 shares on the first Anniversary Date and 25,000 shares on each of the second and third Anniversary Dates. The Options shall be subject to the approval of the Board of Directors of the Company. The Options will be substantially in the form of Exhibit A attached hereto and the shares of Common Stock issuable upon the exercise thereof shall be reserved for issuance pursuant to the Company's 1989 Stock Option Plan, as amended. To the extent the options are available under the Company's 1997 Stock Option Plan, the Options shall be issued under such plan.

          (c) The Company shall lease a car for the Executive for his exclusive use provided, however, that the monthly lease payments shall not exceed $700 per month. In addition, the Company shall reimburse the Executive for all, maintenance, repairs, insurance, gas and tolls, and other reasonable upkeep and related expenses on such car. The Company shall reimburse the Executive for all such expenses promptly after presentation by the Executive, from time to time, of an itemized and documented accounting of such expenditures.

          4.3 Expenses. During the Term, the Company shall promptly reimburse the

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     Executive  for all  reasonable  and  necessary  travel  expenses  and other disbursements for promoting the business of the Company and those incurred by the Executive in the performance of the Executive's duties hereunder.

          4.4 Benefits. The Executive shall be permitted during the Term (without the imposition of any waiting periods but only to the extent that the Company can cause such waiting periods to be waived) to participate in any and all benefit plans, hospitalization, major medical or disability insurance plans, health or other insurance programs, pension and 401K plans, bonus plans or similar benefits that may be available or in effect from time to time during the Term hereof for the benefit of its executive officers on the same terms and conditions as other senior executives of the Company (including coverage under any officers and directors liability insurance policy), subject to such eligibility rules as are applied to senior executives generally. The various employee benefits specified herein shall be extended also to the member of the Executives immediate family in the same manner as the member of the immediate families of other employees of the Company are extended such benefits. In addition, the Company shall reimburse the Executive for expenses incurred in connection with a platinum health sports club membership at the Doral Arrowwood in an amount not to exceed $2,000 per annum.

          Section 5. Disability of the Executive.

          5.1 During the Term, the Executive shall receive a disability insurance policy comparable to that of the other senior executives of the Company.

          5.2 If the Executive is disabled or unable to perform his duties by reason of disability, illness or other incapacity for a period of more than one hundred eighty (180) consecutive days, or more than one hundred eighty
     (180) days, whether or not consecutive, in any 365 day period, the Company, at its option, may terminate this Agreement at once upon 30 days prior notice to the Executive. The terms "disability" and "illness" or other "incapacity" shall mean the inability of the Executive to engage in the performance of his duties as provided in Section 2 hereof of this Agreement. Any question regarding the Executive's "disability" and "illness" or other "incapacity" shall be finally determined by a physician jointly selected by the Company and the Executive.

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          Section 6. Death of the Executive.  During the Term,  Executive  shall receive, at the Company's expense, a life insurance policy in amount equal to his Base Salary. The amount of such policy shall be adjusted in accordance with any changes in the Base Salary. Executive shall cooperate in the Company's efforts to obtain such a policy including submission to a physical examination.

          Section 7. Termination. If the Executive's employment is terminated by the Company during the Employment Term of this Agreement, except in connection with the termination of the Executive for Cause, as defined in
     Section 1(a), the Executive will have the option to voluntarily resign from the employ of the Company and publicly announce such resignation, if Executive so desires. The Company and its current or future management will support such resignation in any disclosures to third parties or inquiries from third parties.

          7.1 Cause. The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement at any time for Cause (as hereinafter defined) by giving the Executive prior notice of such termination, with reasonable specificity of the details thereof. As use herein, the term "Cause" shall be limited to and mean (a) an action by the Executive involving willful malfeasance having a material adverse effect on the Company, (b) the failure to act by Executive involving material nonfeasance having a material adverse effect on the Company, or (c) the Executive being convicted of a felony, or of any economic, business or commercial crime; provided, however, that any action or failure to act by Executive shall not be constitute "Cause" if, in good faith, Executive reasonably believed such action or failure to act to be in or not opposed to the best interests of the Company or was pursuant to the instructions, directions or with the consent of either the Chief Executive Officer or Chief Operating Officer, or the Executive believes in good faith that the action or failure to act would be inconsistent with law, professional ethics, accepted or accredited standards or business behavior. A termination pursuant to Section 7.1(a), or (b), (other than as a result of a conviction) shall take effect 15 days after the giving of the notice contemplated hereby unless the Executive shall, during such 15 day period, remedy to the reasonable satisfaction of the Chief Executive Officer and/or the Board of Directors of the Company the breach specified in such notice; provided,

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     however,  that such  termination  shall take  effect  immediately  upon the giving of such prior notice if the Chief Executive Officer and/or Board of Directors of the Company shall, in its reasonable discretion, have determined that such breach is not remediable (which determination shall be stated in such notice). A termination pursuant to Section 7.1(c) (as a result of a conviction of a crime) shall take effect immediately upon the giving of the notice contemplated hereby. For purposes of this Agreement, a
     "Notice  of   Termination"   shall  mean  delivery  of  notice   specifying
     particulars thereof in detail. For purposes of this Agreement, no such purported termination of Executive's employment shall be effective without such Notice of Termination.

          7.2 Without Cause. The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement (except as hereinafter provided) at any time during the Term without Cause by giving the Executive written notice of such termination, to be effective 30 days following the giving of such written notice. For convenience of reference, the date upon which any termination of the employment of the Executive pursuant to Sections 5, 6 or 7 shall be effective shall be hereinafter referred to as the "Termination Date".

          7.3 Termination For Good Reason. Executive may terminate his employment hereunder for Good Reason at any time during the Employment Term, in which event Executive shall resign from all of his positions with Company. For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Executive's express prior consent ):

               (a) The assignment to Executive by the Company of duties inconsistent with Executive's position as Senior Vice President and Chief Financial Officer of the Company, or any reduction or significant change in either the position, stature, job function, (including the person to whom you shall report), except in connection with the termination of Executives employment for Cause;

               (b) A reduction by the Company in the initial Base Salary and/or benefits as defined in Section 4 in effect on the Start Date or the Company's failure to increase the Executive's salary on the first anniversary date pursuant to Section 4;

               (c) A failure by the Company to discharge its obligations under any bonus

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          arrangement described in Section 4.2 (a) or (b) hereof; or

               (d) an event having a substantial change in the nature of the business of the Company or its affiliates or the way in which such business is presently conducted. A termination pursuant to this
          Section 7.3 shall take effect 15 days after the giving of the notice contemplated hereby unless the Company shall, during such 15 day period, remedy to the reasonable satisfaction of the Executive the breach specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Executive, in his reasonable discretion, shall have determined that such breach is not remediable (which determination shall be stated in such notice).

          7.4 Change of Control. If a Change of Control (as hereinafter defined) occurs, the Executive shall have the right to terminate this Agreement upon 180 days prior notice to the Company; provided, however, the Company shall have the option to shorten such period. At least ten (10) days prior to any such proposed Change of Control, the Company shall notify the Executive of its intention to effect such Change of Control, and the Executive shall thereupon have thirty (30) days from the actual receipt of such notice to give notice of his intention to terminate this Agreement. As used herein, the term "Change of Control" shall mean: (i) when any "person" as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company or any subsidiary or any affiliate of the Company or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or
     (ii) when, during any period of twelve (12) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 12 month period shall be deemed to have satisfied such 12 month requirement (and be an Incumbent Director) if such director was elected by, or on

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     the  recommendation  of or with the approval of, at least two thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 12 month period) or through the operation of this proviso; or (iii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary or an affiliated company of the Company through purchase of assets, or by merger, or otherwise; provided, however, in the event a Change of Control occurs and neither Neil Cole nor Lawrence O'Shaughnessy remains with the Company or its successor in a substantial decision making capacity for twelve months (12) subsequent to any event described above; then the Executive may terminate the Agreement within thirty (30) days after such period and receive the payments described in Section 8.5(a)(iv).

          Section 8. Effect of Termination of Employment.

          8.1  Disability  or Death.  Upon the  termination  of the  Executive's employment for disability or death, neither the Executive nor the Executive's beneficiaries or estate shall have any further right to compensation under this Agreement or any claims against the Company arising out of this Agreement except as provided in Sections 5 or 6 and the right to receive (i) the unpaid portion of the Base Salary provided for in
     Section 4.1, earned through the Termination Date and the share of the Bonus and other benefits for such year pro-rated for that portion of the year up to the Termination Date (the "Unpaid Salary Amount") (ii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed as provided in Section 4.3 (the "Expense Reimbursement Amount"), and (iii) payment for any vacation days accrued but not taken (the "Accrued Vacation Amount") and (iv) all unvested Options shall vest as of the Termination Date.

          8.2 Cause. Upon the termination of the Executive's employment for Cause, the Executive shall be entitled to the right to receive (i) the Unpaid Salary Amount, (ii) the Expense Reimbursement Amount, and (iii) the Accrued Vacation Amount.

          8.3 Without Cause or For Good Reason. Upon the termination of the Executive's employment for other than Cause, Disability or Death, neither the Executive nor the Executive's

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     beneficiaries or estate shall have any further rights to compensation under this Agreement or any claims against the Company arising out of this Agreement, except the Executive shall have the right to receive (i) the Unpaid Salary Amount, (ii) the Expense Reimbursement Amount, (iii) the Accrued Vacation Amount, and (iv) severance compensation (based upon the then existing compensation level) equal to the Base Salary for the (including medical benefits) unexpired portion of the Term but in no event less than 6 months, payable in equal monthly installments during the period commencing thirty (30) days following the Termination Date and continuing until paid. In addition, (i) thirty 30 days following the Termination Date, the Company shall pay to the Executive the Bonus for the current fiscal year pro-rated through the Termination Date (the "Pro Rated Bonus Amount"), in accordance with Section 4.2 and (ii) all unvested Options shall vest as of the Termination Date.

          8.4 Mitigation. Any severance amount payable under the Agreement shall be reduced by the amount of any compensation earned from comparable employment during the term of the Agreement. The Executive shall use his best efforts to secure comparable employment.

          8.5 Change of Control.

          (a) In the event that a Change of Control occurs and the Executive elects to terminate this Agreement, the Executive shall be entitled to receive in cash, within ten (10) days of termination of this Agreement, (i) the Expense Reimbursement Amount, (ii) the Unpaid Salary Amount, (iii) the Accrued Vacation Amount, (iv) an amount equal to the twelve months of Executive's Base Salary, and (v) all unvested Options shall vest as of the Termination Date.

          (b) In the event that any payment (or portion thereof) to Executive under this Section 8.5 is determined to constitute an "excess parachute payment," under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, the following calculations shall be made:

               (i) the after-tax  value to Executive of the payments  under this
          Section 8.5 without any reduction; and

               (ii) the after-tax value to Executive of the payments under this

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          Section 8.5 as reduced to the maximum  amount (the  "Maximum  Amount")
          which may be paid to Executive without any portion of the payments constituting an "excess parachute payment".

          If, after applying the agreed upon calculations set forth above, it is determined that the after-tax value to the Executive determined under clause (ii) above is greater that the after-tax value determined under clause (i) above, the payments to Executive under this Section 8 shall be reduced to the Maximum Amount.

          Section 9. Disclosure of Confidential Information. Executive recognizes that he has had and will continue to have access to secret and confidential information regarding the Company, including but not limited to its customer list, products, know-how, and business plans. Executive acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Company herein, Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of his employment, which is treated as confidential by the Company and not otherwise in the public domain, other than in the ordinary course of business during his employment hereunder. The Executive shall not be deemed to have breached this Section 9 if the Executive shall be specifically compelled by lawful order of any judicial, legislative, or administrative authority or body to disclose any confidential material or else face civil or criminal penalty or sanction. The provisions of this Section 9 shall survive Executive's employment hereunder.

          Section 10. Covenant Not To Compete.

          10.1 Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of Company that Executive shall not, directly or indirectly, at any time during the term of the Agreement and the "Restricted Period" (as defined in Section 10.4 below).

               (a) employ or engage, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee or agent of Company

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          or any affiliate thereof.

               (b) for or on behalf of himself or any third party, at any time during the Term and during the Restricted Period solicit any customers of the Company or any affiliate thereof in a manner which directly or indirectly competes with the business the Company is engaged in at the Termination Date.

          10.2 If any of the restrictions contained in this Section 10 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

          10.3 The term "Restricted Period," as used in this Section 10, shall mean the period of Executive's actual employment hereunder plus in the event the Executive's employment is terminated with Cause for a period of twelve (12) months thereafter.

          10.4 The provisions of this Section 10 shall survive the end of the Term as provided in Section 10.3 hereof.

          Section 11. Miscellaneous.

          11.1 Injunctive Relief. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special. unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, any breach or threatened breach by Executive of this Agreement shall entitle the Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive herein above shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement

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     is more  restrictive  than  permitted by law in the  jurisdiction  in which
     Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

          11.2 Assignments. Except as provided in Section 7.4, neither the Executive nor the Company may assign, hypothecate or delegate any of their rights or duties under this Agreement without the express written consent of the other party.

          11.3 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Executive's employment by Company, supersedes all prior understandings and agreements, whether oral or written, between Executive and Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

          11.4 Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

          11.5 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          11.6 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

          11.7 Governing Law. This Agreement shall be governed by and construed

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

     in accordance with the laws of the State of New York without giving effect to such State's conflicts of laws provisions and each of the parties hereto irrevocably consents to the jurisdiction and venue of the Federal and State courts located in the State of New York, County of New York.

          11.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

          11.9 Separability; Legal Fees. If any of the restrictions contained in this Agreement shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Agreement shall then be enforceable in the manner contemplated hereby. If any provision of the Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not effect the remaining provisions hereof which shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an officer thereunto duly authorized and the Executive has hereunto set his hand of the date set forth above.

                                        CANDIE'S INC.

                                        By: /s/ Larry O'Shaughnessy
                                            ---------------------------------
                                            Name: Larry O'Shaughnessy
                                            Title: Exec. VP, COO

                                            /s/ David Golden
                                            ---------------------------------
                                            David Golden


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